Exhibit 32.1

WRITTEN STATEMENT PURSUANT TO 18 USC. SECTION 1350

In connection with the Annual Report of Yosen Group, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Zinan Zhou, Chief Executive Officer of the Company certifies, pursuant to 18 USC. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 17, 2018	By:	/s/ Zinan Zhou
	Name:	Zinan Zhou
	Title:	Chief Executive Officer and Director (Principal Executive Officer)